Exhibit 99.1

FOR IMMEDIATE RELEASE

HAEMONETICS TO TRANSFER UNION, SOUTH CAROLINA, MANUFACTURING FACILITY TO CSL PLASMA INC.

Braintree, Mass., and Boca Raton, Fla. – May 14, 2019 - Haemonetics Corporation (NYSE: HAE) and CSL Plasma Inc. today announced an agreement to transfer ownership of Haemonetics’ Union, South Carolina, manufacturing facility, operating assets and certain inventories to CSL Plasma. The facility produces liquid saline and sodium citrate, which are solutions used in the plasmapheresis, or plasma collection, process. CSL Plasma provides plasma to global biotechnology leader CSL Behring as the key raw material in developing and delivering life-saving medicines for people with rare and serious diseases – like immune deficiencies and bleeding disorders – in more than 60 countries around the world.

Under the terms of the agreement, at closing of the transaction CSL Plasma will obtain ownership and operational control of the facility, including property and equipment. In addition, through this transaction approximately 200 Haemonetics employees working in the Union, South Carolina, facility will be given the opportunity to become CSL Plasma employees.

Chris Simon, Haemonetics’ President and CEO, commented, “This facility transfer is an important step in our asset optimization strategy, allowing us to improve our operating performance and focus on our core competencies. We will continue to redeploy our resources to invest in areas that hold the greatest potential for growth as we develop medical technology products and services that improve the quality, effectiveness and efficiency of patient care”

Mike Deem, CSL Plasma Inc. Senior Vice President and General Manager, added, “This transaction is an additional step to vertically integrate our supply chain, but more importantly, it provides CSL Plasma the ability to continue to deliver on its promise to patients who depend on life-saving therapy derived from plasma.”

The transaction is expected to close within the current quarter, subject to the satisfaction of various closing conditions and a regulatory notification. Haemonetics also announced that it has updated its fiscal 2020 guidance assuming the closing of the transaction, which is available on the Haemonetics Investor Relations website.

About Haemonetics
Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative hematology products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

About CSL Plasma Inc.
CSL Plasma Inc., headquartered in Boca Raton, Florida, upholds a tradition of innovation and customer focus. We are committed to our work because people's lives depend on us.

CSL Plasma is a subsidiary of CSL Behring, a global biotherapeutics company and a member of the CSL Group of companies. The parent company, CSL Limited (ASX:CSL; USOTC:CSLLY), headquartered in Melbourne, Australia, employs more than 22,000 people, and delivers its life-saving therapies to people in more than 60 countries. For more information about CSL Plasma please go to www.CSLPlasma.com.
Haemonetics Safe Harbor Statement
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding the consummation of the agreement to transfer ownership of Haemonetics’ Union, South Carolina, manufacturing facility and operating assets and statements by Haemonetics regarding the impact on its business strategy and future business and operational performance. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon Haemonetics’ current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, delays in consummation of the transaction or the transaction having an unanticipated impact. These and other factors are identified and described in more detail in Haemonetics’ filings with the SEC. Haemonetics does not undertake to update these forward-looking statements.

HAE Investor Contacts Gerry Gould, VP-Investor Relations (781) 356-9402 gerry.gould@haemonetics.com	HAE Media Contact Carla Burigatto, VP-Communications (781) 348-7263 carla.burigatto@haemonetics.com

Olga Vlasova, Sr. Mgr.-Investor Relations (781) 356 9763 olga.vlasova@haemonetics.com

CSL Investor Contact Mark Dehring, VP Investor Relations +61 39389 3407 Mark.Dehring@CSL.com.au	CSL Behring Media Contact Anthony Farina, VP Corporate Affairs & Communications (302) 545-0316 Anthony.Farina@CSLBehring.com